EXHIBIT 99.1

Paragon Offshore plc 3151 Briarpark Drive Suite 700 Houston, Texas 77042

PRESS RELEASE

PARAGON OFFSHORE REPORTS FIRST QUARTER 2017 RESULTS
AND PROVIDES FLEET STATUS REPORT

•	First quarter 2017 revenues of $57 million; net loss of $70 million or $0.79 per share

•	Adjusted EBITDA of negative $2 million net of reorganization items

•	Cash balance at March 31, 2017 of $833 million excluding restricted cash

•	Contract backlog at March 31, 2017 of $183 million

HOUSTON, May 10, 2017 - Paragon Offshore plc (“Paragon”) (OTC: PGNPQ) today reported a first quarter 2017 net loss of $70.4 million, or a loss of $0.79 per diluted share, as compared to first quarter 2016 net loss of $5.2 million, or a loss of $0.06 per diluted share. Results for the first quarter of 2017 included a $0.4 million, or less than $0.01 per share, non-cash asset impairment charge related to the pending sale of the jackup Paragon B153 for use as a mobile offshore producing unit. Excluding this charge, Paragon’s adjusted net loss for the first quarter of 2017 was $70.0 million, or a loss of $0.79 per diluted share (for a reconciliation to net income for all “adjusted” metrics, see the Reconciliation of GAAP to Non-GAAP Financial Measures Table).

Adjusted EBITDA is defined as net income (loss) before taxes, plus interest expense, depreciation, losses on impairments, foreign currency losses, and reorganization items, less gains on the sale of assets, interest income, and foreign currency gains. For the first quarter of 2017, adjusted EBITDA was negative $2.5 million, compared to negative $21.4 million in the fourth quarter of 2016.

Total revenues for the first quarter of 2017 were $57.4 million compared to $61.0 million in the fourth quarter of 2016. Paragon reported that utilization for its marketed rig fleet, which excludes available days related to rigs that were stacked and not marketed during the quarter, declined to 21 percent for the first quarter of 2017 compared to 22 percent for the fourth quarter of 2016. Average daily revenues increased one percent in the first quarter of 2017 to $87,000 per day compared to the previous quarter average of $86,000 per day. Contract drilling services costs declined 30 percent in the first quarter of 2017 to $49.6 million compared to $71.3 million in the fourth quarter of 2016.

General and administrative (“G&A”) costs for the first quarter of 2017 totaled $8.7 million compared to $10.1 million for the fourth quarter of 2016. Reorganization costs totaled $18.5 million in the first quarter of 2017 compared to $14.1 million in the fourth quarter of 2016.

Net cash used in operating activities was $36.0 million in the first quarter of 2017 as compared to net cash provided by operating activities of $8.7 million for the fourth quarter of 2016. Cash used for capital expenditures in the first quarter of 2017 totaled $3.5 million including changes in accrued capital expenditures and $7.0 million for the fourth quarter of 2016 including changes in accrued capital expenditures. At March 31, 2017, liquidity, defined as cash and cash equivalents, excluding restricted cash, totaled $832.6 million.
Operating Highlights
Paragon’s total contract backlog at March 31, 2017 was approximately $183 million compared to $242 million at December 31, 2016. Although Paragon continues to contest the approximately $143 million of backlog associated with what we believe to be an early release of the Paragon DPDS2 and the Paragon DPDS3 by Paragon’s customer Petrobras in August 2016, we do not include that amount in our backlog total.
Paragon’s marketed floating rig fleet was idle in the first quarter of 2017 compared to 10 percent utilization achieved in the fourth quarter of 2016. Average daily revenues for Paragon’s floating rig fleet were $100,000 per day in the fourth quarter of 2016.

Utilization of Paragon’s marketed jackup rig fleet decreased to 22 percent in the first quarter of 2017 compared to 23 percent utilization in the fourth quarter of 2016. Average daily revenues for Paragon’s jackup fleet during the first quarter increased by two percent to $87,000 per day from $86,000 per day during the fourth quarter of 2016.
At the end of the first quarter of 2017, an estimated 25 percent of the company’s marketed rig operating days were committed for 2017. The calculations for committed operating days exclude available days related to rigs that were stacked and not marketed during the quarter.
Paragon Provides Fleet Status Report, Bankruptcy Update and Information on Going Concern Risk
Paragon also announced today that it issued a report on drilling rig status and contract information as of May 10, 2017.  The report, titled “Fleet Status Report,” can be accessed on the company's website at www.paragonoffshore.com under the “Our Fleet” or “Investor Relations-Fleet Status Reports” sections of the website. In the Fleet Status Report, Paragon announced three new drilling contracts for the Paragon B152, Dhabi II and Paragon MSS1. Backlog related to these drilling contracts of approximately $87 million is not included in our reported backlog as of March 31, 2017. Paragon will issue a fleet status report once per quarter coincident with its earnings reports.

On May 2, 2017 as a result of a successful court-ordered mediation process with representatives of Paragon’s Senior Secured Term Loan, Paragon’s Senior Secured Revolving Credit Agreement, and the Official Committee of Unsecured Creditors (the “UCC”), the company announced support for a revised consensual plan of reorganization (the “Consensual Plan”) under chapter 11 of the United States Bankruptcy Code. The Consensual Plan resolves the objections raised by the UCC under the previously filed plan. The Consensual Plan will be subject to usual and customary conditions to plan confirmation, a hearing for which is scheduled for early June 2017, including obtaining the requisite vote of creditors and approval by the Bankruptcy Court.

The accompanying consolidated financial statements have been prepared assuming that Paragon will continue as a going concern and contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. Paragon’s ability to continue as a going concern is contingent upon obtaining the requisite vote of creditors and the Bankruptcy Court’s approval of Paragon’s plan of reorganization as described above. This represents a material uncertainty related to events and conditions that raises substantial doubt on Paragon’s ability to continue as a going concern and, therefore, Paragon may be unable to utilize the company’s assets and discharge the company’s liabilities in the normal course of business.

During the period that Paragon is operating as debtors-in-possession under chapter 11 of the Bankruptcy Code, Paragon may sell or otherwise dispose of or liquidate assets or settle liabilities, subject to the approval of the Bankruptcy Court or as otherwise permitted in the ordinary course of business (and subject to restrictions in the company’s debt agreements), for amounts other than those reflected in the accompanying condensed consolidated financial statements. Further, any reorganization plan could materially change the amounts and classifications of assets and liabilities reported in the condensed consolidated financial statements. The accompanying condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities or any other adjustments that might be necessary should the company be unable to continue as a going concern.
About Paragon Offshore
Paragon is a global provider of offshore drilling rigs. Paragon’s fleet includes 34 jackups, including two high specification heavy duty/harsh environment jackups, four drillships, and one semisubmersible. Paragon’s primary business is contracting its rigs, related equipment and work crews to conduct oil and gas drilling and workover operations for its exploration and production customers on a dayrate basis around the world. Paragon’s principal executive offices are located in Houston, Texas. Paragon is a public limited company registered in England and Wales with company number 08814042 and registered office at 20-22 Bedford Row, London, WC1R 4JS, England. Additional information is available at www.paragonoffshore.com.
Forward-Looking Disclosure Statement
This release contains forward-looking statements. Statements regarding contract backlog, earnings, costs, revenue, contract commitments, dayrates, and contract disputes, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to risks associated with the general nature of the oil and gas industry, risks associated with the company’s restructuring, actions by regulatory authorities, customers and other third parties, and other factors detailed in the “Risk Factors” section of Paragon’s most recently filed annual report on Form 10-K, and in Paragon’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

For additional information, contact:

For Investors	Lee M. Ahlstrom
& Media:	Senior Vice President and Interim Chief Financial Officer
+1.832.783.4040

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Operating revenues
Contract drilling services	$55,247	$235,044
Labor contract drilling services	—	6,748
Reimbursables and other	2,196	23,328
	57,443	265,120
Operating costs and expenses
Contract drilling services	49,592	112,706
Labor contract drilling services	14	5,059
Reimbursables	1,576	19,784
Depreciation and amortization	30,575	71,906
General and administrative	8,723	12,174
Loss on impairments	391	—
	90,871	221,629
Operating income (loss) before interest, reorganization items and income taxes	(33,428)	43,491
Interest expense, net	(17,916)	(27,017)
Other, net	1,751	762
Reorganization items, net	(18,474)	(21,842)
Loss before income taxes	(68,067)	(4,606)
Income tax provision	(2,349)	(604)
Net loss	$(70,416)	$(5,210)

Loss per share
Basic and diluted	$(0.79)	$(0.06)

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$832,576	$883,794
Restricted cash	11,457	8,707
Accounts receivable, net of allowance for doubtful accounts	46,763	65,644
Prepaid and other current assets	61,185	69,380
Total current assets	951,981	1,027,525

Property and equipment, net	785,806	812,772
Restricted cash	36,049	37,880
Other long-term assets	23,658	25,554
Total assets	$1,797,494	$1,903,731

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$29,694	$29,737
Accounts payable and accrued expenses	61,598	61,853
Accrued payroll and related costs	34,055	43,683
Other current liabilities	40,753	55,293
Total current liabilities	166,100	190,566

Long-term debt	155,330	165,963
Deferred income taxes	5,141	6,282
Other liabilities	27,882	29,114
Liabilities subject to compromise	2,344,563	2,344,563
Total liabilities	2,699,016	2,736,488

Total shareholders’ deficit	(901,522)	(832,757)
Total liabilities and equity	$1,797,494	$1,903,731

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities
Net loss	$(70,416)	$(5,210)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	30,575	71,906
Loss on impairments	391	—
Other changes in operating activities	3,472	39,627
Net cash provided by (used in) operating activities	(35,978)	106,323

Cash flows from investing activities
Capital expenditures	(3,017)	(17,866)
Change in accrued capital expenditures	(481)	(5,422)
Change in restricted cash	(919)	(4,160)
Net cash used in investing activities	(4,417)	(27,448)

Cash flows from financing activities
Repayments on Sale-Leaseback Financing	(10,798)	(16,947)
Tax withholding on restricted stock units	(25)	(98)
Net cash used in financing activities	(10,823)	(17,045)
Net change in cash and cash equivalents	(51,218)	61,830
Cash and cash equivalents, beginning of period	883,794	773,571
Cash and cash equivalents, end of period	$832,576	$835,401

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
OPERATIONAL INFORMATION
(Unaudited)

	Three Months Ended
	March 31,		December 31,
	2017	2016	2016
Rig fleet operating statistics (1)
Jackups:
Average Rig Utilization	21%	48%	21%
Marketed Utilization (2)	22%	51%	23%
Operating Days	632	1,491	664
Average Dayrate	$87,375	$113,885	$85,872
Floaters:
Average Rig Utilization	—%	45%	3%
Marketed Utilization (2)	—%	68%	10%
Operating Days	—	246	18
Average Dayrate	$—	$264,779	$100,101
Total:
Average Rig Utilization	18%	48%	19%
Marketed Utilization (2)	21%	53%	22%
Operating Days	632	1,737	682
Average Dayrate	$87,375	$135,296	$86,240

(1)
We define average rig utilization for a specific period as the total number of days our rigs are operating under contract, divided by the product of the total number of our rigs, including cold-stacked rigs, and the number of calendar days in such period. Information reflects our policy of reporting on the basis of the number of available rigs in our fleet.

(2)	Marketed utilization excludes the impact of Paragon cold-stacked rigs for each comparable quarter, respectively.

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
CALCULATION OF BASIC AND DILUTED LOSS PER SHARE
(In thousands, except per share amounts)
(Unaudited)
The following table sets forth the computation of basic and diluted loss per share:

	Three Months Ended
	March 31,
	2017	2016
Allocation of loss:
Basic and diluted
Net loss	$(70,416)	$(5,210)
Earnings allocated to unvested share-based payment awards (1)	—	—
Net loss attributable to ordinary shareholders - basic and diluted	$(70,416)	$(5,210)

Weighted average shares outstanding - basic and diluted	88,747	86,598

Weighted average unvested share-based payment awards	1,885	5,944

Loss per share
Basic and diluted	$(0.79)	$(0.06)

(1)	No earnings were allocated to unvested share-based payment awards in our earnings per share calculation for the three months ended March 31, 2017 and 2016 due to a net loss in each respective period.

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)
The following table sets forth the reconciliation of net loss to adjusted net loss (non-GAAP):

	Three Months Ended
	March 31,
	2017	2016

Net loss	$(70,416)	$(5,210)
Adjustments:
Loss on impairments	391	—
Adjusted net loss	$(70,025)	$(5,210)

Allocation of adjusted net loss:
Basic and diluted
Adjusted net loss	$(70,025)	$(5,210)
Earnings allocated to unvested share-based payment awards (1)	—	—
Adjusted net loss to ordinary shareholders - basic and diluted	$(70,025)	$(5,210)

Weighted average number of shares outstanding - basic and diluted	88,747	86,598

Weighted average unvested share-based payment awards	1,885	5,944

Adjusted loss per share
Basic and diluted	$(0.79)	$(0.06)

(1)	No earnings were allocated to unvested share-based payment awards in our earnings per share calculation for the three months ended March 31, 2017 and 2016 due to a net loss in each respective period.

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Cont’d)
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,		December 31,
	2017	2016	2016

Operating revenues
Contract drilling services	$55,247	$235,044	$58,794
Labor contract drilling services	—	6,748	126
Reimbursables and other	2,196	23,328	2,123
	57,443	265,120	61,043
Operating costs and expenses
Contract drilling services	49,592	112,706	71,337
Labor contract drilling services	14	5,059	(527)
Reimbursables	1,576	19,784	1,496
Depreciation and amortization	30,575	71,906	38,505
General and administrative	8,723	12,174	10,101
Loss on impairments	391	—	129,915
	90,871	221,629	250,827
Operating income (loss) before interest, reorganization items and income taxes	(33,428)	43,491	(189,784)
Interest expense, net	(17,916)	(27,017)	(18,972)
Other, net	1,751	762	(2,065)
Reorganization items, net	(18,474)	(21,842)	(14,068)
Loss before income taxes	(68,067)	(4,606)	(224,889)
Income tax provision	(2,349)	(604)	(19,530)
Net loss	$(70,416)	$(5,210)	$(244,419)

Adjustments:
Depreciation and amortization	30,575	71,906	38,505
Loss on impairments	391	—	129,915
Interest expense, net	17,916	27,017	18,972
Other, net	(1,751)	(762)	2,065
Reorganization items, net	18,474	21,842	14,068
Income tax provision	2,349	604	19,530
Adjusted EBITDA	$(2,462)	$115,397	$(21,364)